UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

  FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 31, 2008

STERLING OIL & GAS COMPANY
(Exact name of registrant as specified in its charter)

NEVADA	000-52959
(State or other jurisdiction of incorporation)	(Commission File No.)

  201 W. Lakeway
Suite 1000
Gillette, Wyoming 82718
(Address of principal executive offices and Zip Code)

(307) 682-3155
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 8. Other Events.

As of October 31, 2008, Sterling Oil & Gas Company (“Sterling” or the “Company”) completed sale of 925,000 units, for $.20 per unit, for a total proceeds of $185,000 pursuant to the Company’s S-1, which became effective July 14, 2008. Each unit consisted of one share of common stock of Sterling and one warrant to purchase one share of common stock of Sterling exercisable at $.50 per share. The warrants are exercisable for cash upon notice to Sterling during a period of three years from the date of purchase. The number of warrants is to be adjusted in the event of a reclassification, change, stock dividend, stock split, combination, reorganization, merger or consolidation affecting the price or number of shares issuable or exercisable under the warrants so as to maintain an approximately equivalent number of shares and exercise price for the warrant holders before and after such a transaction. Any such adjustment is to be made pursuant to official notice from the Company in connection with the transaction. No underwriting discounts or commissions were paid in connection with the offering.

The $185,000 raised in the offering will be used for operating capital of Sterling.

Item 9.01	Financial Statements and Exhibits

Exhibit 1	Exhibits	Document Description
	(4) Instruments defining the	Example of Warrant Certificate
rights of security holders

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 31st day of October, 2008.

STERLING OIL & GAS COMPANY

BY: RICHARD STIFEL
Richard Stifel, Principal Financial Officer,
Principal Accounting Officer and Secretary.
.